Exhibit 99.906CERT

Exhibit 19(b)

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, and accompanies the report on Form N-CSR for the period ended December 31, 2025 (the “Report”), of the C1 Fund Inc. (the “Fund”).

Dr. Najam Kidwai, of C1 Fund Inc., each certify that:

1. This Form N-CSR filing for the Fund fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Dr. Najam Kidwai

Chief Executive Officer

By:	/s/ David Hytha

Chief Financial Officer

Date:	May 13, 2026